Exhibit 10.5

AMENDMENT #1 TO THE MASTER SALES AGREEMENT
BETWEEN VONAGE NETWORK INC. AND
TELECOMMUNICATIONS SYSTEMS, INC.

WHEREAS, Vonage Network Inc. (“Vonage”) and Telecommunications Systems, Inc. (“TCS”) are parties to the Master Sales Agreement dated June 8, 2005 including all exhibits, amendments and statements of work thereto (together, the “Agreement”); and

WHEREAS, the Parties wish to modify and amend the Agreement effective as of June 1, 2006 solely to the extent set forth under this Amendment #1 to the Agreement (“Amendment #1”); and

WHEREAS, the Parties acknowledge and agree that all capitalized terms used but not specifically defined herein shall have the same meaning as under the Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree that Exhibit B to the Agreement shall be amended as follows:

1.             The section identified as “Monthly Recurring Fee” under the header “Billing” within Exhibit B to the Agreement is hereby stricken in its entirety and replaced with the following:

Monthly Recurring Fee:

A.                                   The Parties have determined that actual call volumes vary month-to-month within a narrower range than originally anticipated by Vonage and TCS. To accommodate this, the Monthly Recurring Fee is hereby revised and restated to create average daily call volume buckets in 25 call increments, in lieu of the 100 daily call increments per the original pricing schedule under Exhibit B.

B.                                     Thus, as of June 1, 2006, TCS shall calculate the Monthly Recurring Fees under the Agreement based on Vonage’s actual volumes from the previous month, applying the “Mid”-column in the following table (also provided in paragraph C, below, is a narrative example of “Mid”-column pricing, and an actual recalculation of Vonage’s June 2006 invoice using the “Mid”-column pricing method):

*

*       Pages where confidential treatment has been requested are stamped, “Confidential treatment has been requested.  The redacted material has been separately filed with the Commission.”  All redacted material has been marked by an asterisk (*).

Cells represent previous pricing under Exhibit B for up to “Hi” number of average daily calls.  Cells represent Vonage’s new pricing schedule restated with smaller volume buckets.

C.                                     *

2.             As an administrative concern, this Amendment #1 shall be viewed by TCS as a “Change Request” and executed as Work Order #011, and hereby adjusts Vonage’s June and July 2006 invoices retroactively to the new pricing table, as described above. To the extent this adjustment impacts any invoices that have already been issued and paid by Vonage, TCS shall true-up any amounts paid in excess of the adjusted amount and provide any applicable credits in the monthly invoice immediately following execution of this Amendment #1.

3.             Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

4.             This Amendment #1 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be deemed original signatures.

5.             The individuals named below who are executing this Amendment #1 on behalf of the parties are duly authorized to make the representations contained herein.

IN WITNESS WHEREOF, the Parties have executed this Amendment #1 on the day and year last set forth below to be effective as of the June 1, 2006 invoice.

VONAGE NETWORK INC.:		TELECOMMUNICATIONS SYSTEMS, INC.:
By:	/s/ Timothy Smith	By:	/s/ Richard A. Young
Printed Name: Timothy Smith		Printed Name: Richard A. Young
Title: President		Title: Executive Vice President & COO
Date: 8–4–06		Date of Signature: 8–8–06

*       Confidential treatment has been requested.  The redacted material has been separately filed with the Commission.

[VONAGE LETTERHEAD]

November 2, 2006

VIA FAX AND OVERNIGHT MAIL

TeleCommunication Systems, Inc.
275 West Street
Annapolis, MD 21401
Attn: Celeste Ciecierski

Dear Ms. Ciecierski

An administrative error has come to our attention regarding the naming of recent amendments to the Master Sales Agreement between TeleCommunication Systems, Inc. (“TCS”) and Vonage Network Inc. (“Vonage”) dated June 8, 2005 (the “Agreement”).  Specifically, our files contain the following amendments to the Agreement:

•                                          “Amendment to the Master Services Agreement Between Vonage Network Inc. and TeleCommunications Systems, Inc.”; and

•                                          “Amendment #1 to the Master Sales Agreement Between Vonage Network Inc. and TeleCommunications Systems, Inc.”.

This confirms that the respective documents should correctly be identified and referred to as:

•                                          “Amendment #1 to the Master Sales Agreement Between Vonage Network Inc. and TeleCommunication Systems, Inc.”; and

•                                          “Amendment #2 to the Master Sales Agreement Between Vonage Network Inc. and TeleCommunication Systems, Inc.”.

In addition, any and all references to “Master Services Agreement” under new Amendment #1 shall hereafter be read to mean “Master Sales Agreement,” and any references to “Amendment” shall be read to mean “Amendment #1.”  Similarly, any and all references to “Amendment #1” under new Amendment #2 shall hereafter be read to mean “Amendment #2.”  References to “TeleCommunications Systems, Inc.” shall hereafter be read to mean “TeleCommunication Systems, Inc.” throughout both documents.

If you have any questions, please do not hesitate to contact me directly at 732.231.6237.  Thank you for your attention to this matter.

Sincerely,

VONAGE NETWORKS INC.

/s/ ED MULLIGAN by Marilyn Picot
Ed Mulligan
Vice President - Carrier Operations

ACCEPTED AND AGREED:

By:	/s/ A. CELESTE CIECIERSKI

Name:	A. Celeste Ciecierski

Title:	Director of Contracts

cc:                                 Dave Rao
Joe Brucchieri
Zenas Choi